NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
July 27, 2010	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2010 Results, Quarterly Dividend,
and Restatement of Allowance for Loan Losses for Prior Periods

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended June 30, 2010, of $5.13 million, or $0.29 per diluted common share.

Commenting on second quarter results, Chief Executive Officer John M. Mendez stated, “We are pleased to see the continuation of solid earnings and credit measures through the second quarter of 2010.  Compared to the same quarter in 2009, earnings available to common stockholders improved by 181% in the second quarter of 2010 and earnings per share increased by 107% in the second quarter of 2010 from $0.14 to $0.29 per common share.  Core earnings also improved by 4% in the second quarter of 2010 compared to the same period on the prior year.  Second quarter earnings closely parallel the first quarter of this year and appear to reflect stabilization of operations in the current economy and credit cycle.”

Mendez continued, “We are also encouraged by the continued strong performance of our loan portfolio in the face of a difficult credit environment, high unemployment and a sluggish economic recovery.  For the second quarter of 2010, total delinquencies within our loan portfolio were 1.70% which is a substantial decrease from total delinquencies of 2.35% in the first quarter of this year and non-accrual loans were essentially unchanged compared to the first quarter of 2010.  Although higher than historic levels through March 31, 2010, the most recent date for which data is available, our asset quality metrics compare favorably to our peers during this credit cycle.”

Additionally, the board of directors of the Company declared a quarterly cash dividend to common stockholders of ten cents ($0.10) per common share. The quarterly dividend is payable to common stockholders of record on August 13, 2010, and is expected to be paid on or about August 27, 2010. The current dividend reflects the Company’s practice of paying dividends based on a review of the results of the previous quarter.

As a result of a routine internal audit, the Company determined there was a computational error in the model that the Company uses to calculate the quantitative basis for its allowance for loan losses.  In connection with its determination of the appropriate loan loss reserve at December 31, 2008, the Company made certain modifications to its loan loss reserve model with respect to a $130.76 million pool of loans.  However, in calculating the loan loss reserves for this pool of loans, the historical quarterly net charge-off rates were not annualized as was the case with all other quarterly loss rates in the model. Based on the Company’s modeling using the corrected computations, the Company, in consultation with the audit committee of the Board of Directors, determined that the amount of the allowance for loan losses should be increased by an aggregate of $2.55 million for the  period beginning December 31, 2008 and ending March 31, 2010.

The Company will be filing amendments to its Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, September 30, 2009, and March 31, 2010, to correct for these computational errors and make other required disclosures.  The financial tables included in this press release present the “As Reported” and “As Revised” amounts for the periods indicated to reflect the correction of these computational errors.

Second Quarter 2010 Highlights –

•	The ratio of non-performing assets to total assets was 110 basis points, an increase from 97 basis points in the first quarter of 2010.
•	Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 1.70%, a decrease from 2.35% in the first quarter of 2010.
•	Net interest margin for the second quarter was 3.92%, up 30 basis points from the comparable quarter of 2009.
•	Net interest income increased $2.22 million, or 13.61%, from the second quarter of 2009.
•	Tangible book value per common share increased to $9.95, up $0.88 from the quarter ended December 31, 2009.
•	The Company remains “well-capitalized” with a total risk-based capital ratio of 13.6%, Tier 1 risk-based capital ratio of 12.3%, and a Tier 1 leverage ratio of 8.7% at June 30, 2010.

Net Interest Income

Tax-equivalent net interest margin for the second quarter of 2010 was 3.92%.  Net interest income was $18.54 million for the second quarter of 2010, an increase of $2.22 million, or 13.61%, from the second quarter of 2009.  Interest income was $26.16 million for the second quarter of 2010, a slight decrease of $34 thousand, or 0.13%, from the second quarter of 2009.  The yield on loans decreased to 6.04% for the second quarter of 2010 from 6.19% in the same period in the prior year, while average loans increased $127.94 million to $1.40 billion for the second quarter 2010. The increase in the average loans is primarily due to the acquisition of TriStone Community Bank in July 2009. The Company continued to maintain a high level of liquidity with average cash balances of $72.78 million in the second quarter of 2010.

Second quarter 2010 interest expense was $7.61 million, a decrease of $2.26 million, or 22.85%, from the second quarter of 2009.  Second quarter 2010 deposit costs decreased $1.97 million compared to the second quarter of 2009, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 65 basis points to 1.43% for the second quarter of 2010 compared to the same period in the prior year.  Compared to the second quarter of 2009, interest costs on borrowings decreased $285 thousand to $2.51 million for the second quarter of 2010, while the average balance decreased $19.63 million for the comparable periods due to the redemption and restructuring of various wholesale borrowings.  The cost of interest-bearing liabilities decreased 58 basis points during the second quarter of 2010 compared to the second quarter of 2009.  Average interest-bearing liabilities increased $51.44 million, or 2.99% for the second quarter of 2010 compared with the second quarter of 2009, which included a decrease of $12.30 million in Federal Home Loan Bank (“FHLB”) borrowings.

Noninterest Income

During the second quarter of 2010, wealth management revenues decreased $121 thousand, or 10.68%, to $1.01 million from the second quarter of 2009, which was primarily due to the settlement of several large estates in the prior year.  The Wealth Management Division reported $806 million in assets under management at June 30, 2010.  Service charges on deposit accounts were $3.35 million for the second quarter of 2010, a decrease of $144 thousand, or 4.12%, from the second quarter of 2009.  Insurance commissions were $1.39 million for the second quarter of 2010, a decrease of $250 thousand, or 15.25%.

Noninterest Expenses

Noninterest expenses for the second quarter of 2010 increased $557 thousand, or 3.47%, compared to the second quarter of 2009.  The increase was primarily due to salaries and employee benefits which increased $1.08 million, or 14.61%, in the second quarter of 2010 compared to the same period in the prior year.  The branches of TriStone Community Bank, which the company acquired in July 2009, accounted for an increase in salaries and employee benefits of $359 thousand during the comparable periods.  Excluding these branches, the remainder of the Company presented an overall increase in salaries and benefits of $723 thousand in the second quarter of 2010 compared to the same period of the prior year.  Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums decreased $577 thousand, or 44.83% in the second quarter of 2010, compared to the second quarter of 2009 when the FDIC levied a special assessment.  The efficiency ratio in the second quarter of 2010 was 58.26% compared to 58.15% in the second quarter of 2009.

Credit Quality

The Company’s loan quality measures at June 30, 2010, continue to compare favorably to the Company’s peer group of bank holding companies with total assets between $1 and $3 billion, as reported by the Federal Reserve. Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 1.70% at June 30, 2010 a decrease from 2.35% at March 31, 2010, and 2.32% at December 31, 2009. The ratio of allowance for loan losses as a percent of loans held for investment was 1.79% at June 30, 2010, compared to 1.76% at March 31, 2010, and 1.74% at December 31, 2009.

Total non-performing assets, which include other real estate owned, were 1.10% of total assets at June 30, 2010, 0.97% at both March 31, 2010, and December 31, 2009.  Non-performing loans as a percentage of loans held for investment remained stable at 1.26% for the periods ended June 30, 2010, March 31, 2010, and December 31, 2009.

Balance Sheet

Consolidated assets were $2.25 billion at June 30, 2010.  At June 30, 2010, total stockholders’ equity was $267.93 million, resulting in a book value per common share outstanding of $15.05, compared to total stockholders’ equity of $252.27 million and a book value per common share of $14.20 at December 31, 2009.  During the second quarter of 2010, the Company paid a $0.10 per share dividend on common shares.  2010 marks the Company’s 25th consecutive year of dividends to shareholders.

Non-GAAP Presentations

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP”. However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings is a non-GAAP financial measure that reflects net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, and impairment losses on securities from net income. These excluded items are difficult to predict and we believe that core earnings provides the Company and investors with a valuable tool to evaluate the company’s financial results.

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core non-interest expense by the sum of net interest income on a tax equivalent basis and core non-interest income.  We believe that this measure provides investors with important information about our operating efficiency. Comparison of out adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.25 billion financial holding company and is the parent company of First Community Bank, N. A.  First Community Bank, N. A. operates through fifty-six locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee.  First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice.  The Company’s Wealth Management Division managed assets with a market value of $806 million at June 30, 2010.  The Company is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates eleven offices.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income

(Unaudited)	Three Months Ended		Six Months Ended June 30,
(In Thousands, Except Share and Per Share Data)	June 30,			2009
	2010	2009	2010	As Reported	As Revised
Interest Income
Interest and fees on loans held for investment	$20,997	$19,571	$42,351	$39,555	$39,555
Interest on securities – taxable	3,730	5,177	7,516	10,341	10,341
Interest on securities – nontaxable	1,394	1,402	2,820	3,078	3,078
Interest on federal funds sold and deposits	34	39	80	78	78
Total interest income	26,155	26,189	52,767	53,052	53,052
Interest Expense
Interest on deposits	5,106	7,076	10,608	14,643	14,643
Interest on borrowings	2,507	2,792	4,998	5,655	5,655
Total interest expense	7,613	9,868	15,606	20,298	20,298
Net interest income	18,542	16,321	37,161	32,754	32,754
Provision for loan losses	3,596	2,552	7,261	4,639	4,700
Net interest income after provision for loan losses	14,946	13,769	29,900	28,115	28,054
Noninterest Income
Wealth management income	1,012	1,133	1,897	2,117	2,117
Service charges on deposit accounts	3,347	3,491	6,339	6,648	6,648
Other service charges and fees	1,250	1,133	2,531	2,311	2,311
Insurance commissions	1,389	1,639	3,590	3,956	3,956
Net impairment losses recognized in earnings	(185)	(3,776)	(185)	(3,985)	(3,985)
Security gains	1,201	1,653	1,451	2,064	2,064
Other operating income	890	247	1,859	826	826
Total noninterest income	8,904	5,520	17,482	13,937	13,937
Noninterest Expense
Salaries and employee benefits	8,487	7,405	16,456	15,271	15,271
Occupancy expense of bank premises	1,570	1,333	3,279	2,936	2,936
Furniture and equipment expense	918	892	1,822	1,830	1,830
Amortization of intangible assets	253	244	509	489	489
FHLB debt prepayment fees	-	88	-	88	88
FDIC premiums and assessments	710	1,287	1,411	1,475	1,475
Merger-related expenses	-	74	-	75	75
Other operating expense	4,660	4,718	9,193	9,064	9,064
Total noninterest expense	16,598	16,041	32,670	31,228	31,228
Income before income taxes	7,252	3,248	14,712	10,824	10,763
Income tax expense	2,121	843	4,303	3,189	3,166
Net income	5,131	2,405	10,409	7,635	7,597
Dividends on preferred stock	-	578	-	1,149	1,149
Net income available to common shareholders	$5,131	$1,827	$10,409	$6,486	$6,448
Per Share
Basic earnings per common share	$0.29	$0.14	$0.59	$0.53	$0.53
Diluted earnings per common share	$0.29	$0.14	$0.59	$0.53	$0.53
Weighted average shares outstanding:
Basic	17,787,325	12,696,202	17,776,500	12,135,103	12,135,103
Diluted	17,805,393	12,741,080	17,792,535	12,181,843	12,181,843
For the period:
Return on average assets	0.91%	0.34%	0.93%	0.60%	0.60%
Return on average common equity	7.68%	3.82%	7.97%	7.07%	7.03%
Cash dividends per common share	$0.10	$0.20	$0.20	$0.20	$0.20

The “As Reported” columns reflect the amounts previously reported by the Company and the “As Revised” columns reflect the revised amounts based on the corrections made for the computational errors described in the text of this press release.

First Community Bancshares, Inc.
Condensed Quarterly Statements of Income (Loss)

	As of and for the Quarter Ended
(Unaudited)	June 30,	March 31,	December 31, 2009
(In Thousands, Except Share and Per Share Data)	2010	2010	As Reported	As Revised
Interest Income
Interest and fees on loans held for investment	$20,997	$21,354	$22,085	$22,085
Interest on securities – taxable	3,730	3,786	4,190	4,190
Interest on securities – nontaxable	1,394	1,426	1,445	1,445
Interest on federal funds sold and deposits	34	46	32	32
Total interest income	26,155	26,612	27,752	27,752
Interest Expense
Interest on deposits	5,106	5,502	6,155	6,155
Interest on borrowings	2,507	2,491	2,635	2,635
Total interest expense	7,613	7,993	8,790	8,790
Net interest income	18,542	18,619	18,962	18,962
Provision for loan losses	3,596	3,665	6,996	7,282
Net interest income after provision for loan losses	14,946	14,954	11,966	11,680
Noninterest Income
Wealth management income	1,012	885	1,059	1,059
Service charges on deposit accounts	3,347	2,992	3,585	3,585
Other service charges and fees	1,250	1,281	1,248	1,248
Insurance commissions	1,389	2,201	1,465	1,465
Net impairment losses recognized in earnings	(185)	-	(44,067)	(44,067)
Securities gains (losses)	1,201	250	(14,603)	(14,603)
Acquisition gain	-	-	-	-
Other operating income	890	969	983	983
Total noninterest income	8,904	8,578	(50,330)	(50,330)
Noninterest Expense
Salaries and employee benefits	8,487	7,969	8,254	8,254
Occupancy expense of bank premises	1,570	1,709	1,687	1,687
Furniture and equipment expense	918	904	988	988
Amortization of intangible assets	253	256	277	277
FHLB debt prepayment fees	-	-	-	-
FDIC premiums and assessments	710	701	1,474	1,474
Merger-related expenses	-	-	146	146
Other operating expense	4,660	4,533	4,802	4,802
Total noninterest expense	16,598	16,072	17,628	17,628
Income (loss) before income taxes	7,252	7,460	(55,992)	(56,278)
Income tax expense (benefit)	2,121	2,182	(21,430)	(21,537)
Net income (loss)	5,131	5,278	(34,562)	(34,741)
Preferred dividends	-	-	-	-
Net income (loss) available to common shareholders	$5,131	$5,278	$(34,562)	$(34,741)
Per Share
Basic EPS	$0.29	$0.30	$(1.95)	$(1.96)
Diluted EPS	$0.29	$0.30	$(1.95)	$(1.96)
Cash dividends per common share	$0.10	$0.10	$-	$-
Weighted average shares outstanding:
Basic	17,787,325	17,765,556	17,687,413	17,687,413
Diluted	17,805,393	17,784,449	17,687,413	17,687,413

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended		Six Months Ended June 30,
(Unaudited)	June 30,			2009
(In Thousands, Except Per Share Data)	2010	2009	2010	As Reported	As Revised

Net income, GAAP	$5,131	$2,405	$10,409	$7,635	$7,597
Non-GAAP adjustments:
Security gains	(1,201)	(1,653)	(1,451)	(2,064)	(2,064)
Merger-related expenses	-	74	-	75	75
FHLB debt prepayment fees	-	88	-	88	88
Other-than-temporary security impairments	185	3,776	185	3,985	3,985
FDIC special assessments	-	988	-	988	988
Other non-core, non-recurring items	738	508	1,673	808	808
Total adjustments to core earnings	(278)	3,781	407	3,880	3,880
Tax effect	(104)	1,408	153	1,513	1,513
Core earnings, non-GAAP	$4,957	$4,778	$10,663	$10,002	$9,964

Core return on average assets	0.88%	0.88%	0.95%	0.93%	0.92%
Core return on average equity	7.42%	8.22%	8.16%	8.91%	8.87%
Core diluted earnings per share	$0.28	$0.37	$0.60	$0.82	$0.82

Efficiency Ratio Calculation

	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
(In Thousands)	2010	2009	2010	2009

Noninterest expenses, GAAP	$16,598	$16,041	$32,670	$31,228
Non-GAAP adjustments:
Merger-related expenses	-	(74)	-	(75)
FHLB debt prepayment fees	-	(88)	-	(88)
Other non-core, non-recurring items	(738)	(1,496)	(1,673)	(1,796)
Adjusted noninterest expenses	15,860	14,383	30,997	29,269

Net interest income, GAAP	18,542	16,321	37,161	32,754
Noninterest income, GAAP	8,904	5,520	17,482	13,937
Non-GAAP adjustments:
Tax-equivalency adjustment	791	772	1,603	1,688
Security gains	(1,201)	(1,653)	(1,451)	(2,064)
Other-than-temporary security impairments	185	3,776	185	3,985
Adjusted net interest and noninterest income	27,221	24,736	54,980	50,300

Efficiency Ratio	58.26%	58.15%	56.38%	58.19%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	June 30,	March 31, 2010		December 31, 2009
(Dollars In Thousands)	2010	As Reported	As Revised	As Reported	As Revised

Cash and due from banks	$50,922	$74,962	$74,962	$97,641	$97,641
Interest-bearing deposits with banks	25,609	12,744	12,744	3,700	3,700
Securities available-for-sale	502,866	524,297	524,297	486,057	486,057
Securities held-to-maturity	6,468	7,155	7,155	7,454	7,454
Loans held for sale	2,141	1,494	1,494	11,576	11,576
Loans held for investment, net of unearned income	1,399,885	1,390,874	1,390,874	1,393,931	1,393,931
Less allowance for loan losses	25,011	21,956	24,508	21,725	24,277
Net loans	1,377,015	1,370,412	1,367,860	1,383,782	1,381,230
Premises and equipment	56,407	56,772	56,772	56,946	56,946
Other real estate owned	7,108	4,740	4,740	4,578	4,578
Interest receivable	7,859	8,630	8,630	8,610	8,610
Intangible assets	90,757	90,805	90,805	91,061	91,061
Other assets	121,835	130,017	130,974	135,049	136,006
Total Assets	$2,246,846	$2,280,534	$2,278,939	$2,274,878	$2,273,283
Deposits:
Demand	$205,731	$205,810	$205,810	$208,244	$208,244
Interest-bearing demand	244,889	246,513	246,513	231,907	231,907
Savings	404,820	427,883	427,883	381,381	381,381
Time	757,979	775,405	775,405	824,428	824,428
Total Deposits	1,613,419	1,655,611	1,655,611	1,645,960	1,645,960
Interest, taxes and other liabilities	21,865	21,912	21,912	22,498	22,498
Securities sold under agreements to repurchase	147,772	144,381	144,381	153,634	153,634
FHLB and other indebtedness	195,865	195,873	195,873	198,924	198,924
Total Liabilities	1,978,921	2,017,777	2,017,777	2,021,016	2,021,016

Preferred stock, net of discount	-	-	-	-	-
Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	190,259	190,650	190,650	190,967	190,967
Retained earnings	73,613	71,857	70,262	68,355	66,760
Treasury stock, at cost	(8,583)	(9,342)	(9,342)	(9,891)	(9,891)
Accumulated other comprehensive loss	(5,447)	(8,491)	(8,491)	(13,652)	(13,652)
Total Stockholders' Equity	267,925	262,757	261,162	253,862	252,267
Total Liabilities and
Stockholders' Equity	$2,246,846	$2,280,534	$2,278,939	$2,274,878	$2,273,283

Actual shares outstanding at period end	17,807,155	17,782,791	17,782,791	17,765,164	17,765,164
Book value per common share at period end	$15.05	$14.78	$14.69	$14.29	$14.20
Tangible book value per common share at period end (1)	$9.95	$9.67	$9.58	$9.16	$9.07

(1)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by common shares outstanding.

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
(Unaudited)	June 30,	March 31, 2010		December 31, 2009
(Dollars in Thousands)	2010	As Reported	As Revised	As Reported	As Revised
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$24,508	$21,725	$24,277	$17,444	$19,710
Balance acquired	-	-	-	-	-
Provision for loan losses	3,596	3,665	3,665	6,996	7,282
Charge-offs	(3,373)	(3,732)	(3,732)	(2,954)	(2,954)
Recoveries	280	298	298	239	239
Net charge-offs	(3,093)	(3,434)	(3,434)	(2,715)	(2,715)
Ending balance	$25,011	$21,956	$24,508	$21,725	$24,277

Summary of Asset Quality
Non-accrual loans	$17,668	$17,477	$17,477	$17,527	$17,527
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	17,668	17,477	17,477	17,527	17,527

Other real estate owned	7,108	4,740	4,740	4,578	4,578
Total non-performing assets	$24,776	$22,217	$22,217	$22,105	$22,105

Restructured loans performing in accordance with terms	$2,763	$3,091	$3,091	$3,565	$3,565

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	1.26%	1.26%	1.26%	1.26%	1.26%
Non-performing assets as a percentage of total assets	1.10%	0.97%	0.97%	0.97%	0.97%
Annualized net charge-offs as a percentage of average loans held for investment	0.89%	1.00%	1.00%	0.77%	0.77%
Allowance for loan losses as a percentage of loans held for investment	1.79%	1.58%	1.76%	1.56%	1.74%
Ratio of allowance for loan losses to non-performing loans	1.42	1.26	1.40	1.24	1.39

First Community Bancshares, Inc.
Non-accrual Loan Detail

	As of June 30, 2010
			Non-accrual
(Unaudited)	Loans	Non-accrual	Loans to Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Commercial & industrial	$109,344	$654	0.60%
Agriculture	1,354	-	0.00%
Total commercial	110,698	654	0.59%

Commercial real estate
Construction, land development & vacant land	114,207	1,876	1.64%
Non-owner occupied	196,896	3,111	1.58%
Owner occupied	155,946	2,571	1.65%
Farmland	39,053	7	0.02%
Total commercial real estate	506,102	7,565	1.49%

Consumer	62,659	96	0.15%

Residential real estate
Residential	536,540	6,788	1.27%
Multi-family	70,850	1,317	1.86%
Home equity lines	113,036	1,248	1.10%
Total residential	720,426	9,353	1.30%

Total loans	$1,399,885	$17,668	1.26%

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended June 30,
	2010			2009
			Yield/			Yield/
(Unaudited)	Average	Interest	Rate	Average	Interest	Rate
(Dollars in Thousands)	Balance	(1)	(1)	Balance	(1)	(1)
Earning assets
Loans held for investment (2)	$1,397,528	$21,039	6.04%	$1,269,584	$19,589	6.19%
Securities available-for-sale	498,880	5,728	4.61%	557,110	7,169	5.16%
Securities held-to-maturity	6,928	145	8.39%	7,824	164	8.41%
Interest-bearing deposits with banks	72,782	34	0.19%	57,885	39	0.27%
Total earning assets	1,976,118	26,946	5.47%	1,892,403	26,961	5.71%
Other assets	283,068			288,376
Total	$2,259,186			$2,180,779
Interest-bearing liabilities
Interest-bearing demand deposits	$248,512	$250	0.40%	$197,710	$81	0.16%
Savings deposits	421,669	781	0.74%	317,700	540	0.68%
Time deposits	762,858	4,075	2.14%	846,560	6,455	3.06%
Retail repurchase agreements	94,197	252	1.07%	101,525	333	1.32%
Wholesale repurchase agreements	50,000	468	3.75%	50,000	465	3.73%
FHLB borrowings & other long-term debt	195,804	1,787	3.66%	208,102	1,994	3.84%
Total interest-bearing liabilities	1,773,040	7,613	1.72%	1,721,597	9,868	2.30%
Noninterest-bearing demand deposits	207,393			201,670
Other liabilities	10,940			24,419
Stockholders' equity	267,813			233,093
Total	$2,259,186			$2,180,779
Net interest income, tax-equivalent		$19,333			$17,093
Net interest rate spread (3)			3.75%			3.41%
Net interest margin (4)			3.92%			3.62%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Six Months Ended June 30,
	2010			2009
			Yield/			Yield/
(Unaudited)	Average	Interest	Rate	Average	Interest	Rate
(Dollars in Thousands)	Balance	(1)	(1)	Balance	(1)	(1)
Earning assets
Loans held for investment (2)	$1,396,603	$42,436	6.13%	$1,280,394	$39,585	6.23%
Securities available-for-sale	490,062	11,561	4.76%	535,326	14,741	5.55%
Securities held-to-maturity	7,033	293	8.40%	8,147	336	8.32%
Interest-bearing deposits with banks	74,675	80	0.22%	65,713	78	0.24%
Total earning assets	1,968,373	54,370	5.57%	1,889,580	54,740	5.84%
Other assets	283,958			289,273
Total	$2,252,331			$2,178,853
Interest-bearing liabilities
Interest-bearing demand deposits	$242,531	$450	0.37%	$193,983	$160	0.17%
Savings deposits	417,377	1,612	0.78%	315,146	1,196	0.77%
Time deposits	777,268	8,546	2.22%	852,258	13,287	3.14%
Retail repurchase agreements	93,093	528	1.14%	103,984	723	1.40%
Wholesale repurchase agreements	50,000	931	3.75%	50,000	975	3.93%
FHLB borrowings & other long-term debt	197,266	3,539	3.62%	211,511	3,957	3.77%
Total interest-bearing liabilities	1,777,535	15,606	1.77%	1,726,882	20,298	2.37%
Noninterest-bearing demand deposits	203,252			200,497
Other liabilities	8,097			25,064
Stockholders' equity	263,447			226,410
Total	$2,252,331			$2,178,853
Net interest income, tax-equivalent		$38,764			$34,442
Net interest rate spread (3)			3.80%			3.47%
Net interest margin (4)			3.97%			3.68%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.